UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 14, 2011

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 14, 2011, Taubman Centers, Inc. (the Company or TCO) entered into an underwriting agreement (the Underwriting Agreement) with Goldman, Sachs & Co., in connection with the public offering of 1,750,000 common shares.  Additionally, the Company granted to the Underwriter a 30-day option to purchase up to an additional 262,500 common shares. The Underwriter has exercised its option to acquire an additional 262,500 common shares. The closing on the sale of the total 2,012,500 common shares occurred on June 17, 2011.

The offering of the common shares was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-174880), the prospectus dated June 14 2011, and the related prospectus supplement dated June 14, 2011.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

ITEM 8.01 Other Events.

On June 15, 2011, the Company issued a press release announcing the terms of the offering of the common shares.  A copy of the press release dated June 15, 2011 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item  9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit                    Description

1.1	Underwriting Agreement, dated June 14, 2011, by and between the Company, and Goldman, Sachs & Co.

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release, dated June 15, 2011, entitled “Taubman Centers Announces Pricing of Public Offering of 1,750,000 Common Shares.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 17, 2011                                                                TAUBMAN CENTERS, INC.

/s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit                      Description

1.1	Underwriting Agreement, dated June 14, 2011, by and between the Company, and Goldman, Sachs & Co.

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release, dated June 15, 2011, entitled “Taubman Centers Announces Pricing of Public Offering of 1,750,000 Common Shares.”